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                                  May 30, 1997



Yardville National Bancorp
3111 Quakerbridge Road
Trenton, NJ  08619

Re:  Registration Statement of Form S-8 with Respect to Yardville
     National Bancorp 1997 Stock Option Plan (the "Plan")
     ------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to and for Yardville National Bancorp, a New Jersey corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, with respect to 200,000 shares of common stock (the "Shares"), no par value per share, of the Company (the "Common Stock"). The Shares are issuable upon the exercise of options which may be granted under the Plan (the "Options").

                  In our capacity as counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed the following documents and materials: (i) the Restated Certificate of Incorporation of the Company, certified as true and correct by the Secretary of the Company, (ii) the Bylaws of the Company, certified as true and correct by the Secretary of the Company, (iii) the Registration Statement, (iv) the Plan, certified as true and correct by the Secretary of the Company, (v) certain minutes of meetings and resolutions of the Board of Directors of the Company, certified as true and correct by the Secretary of the Company, (vi) a certificate of the Secretary of the Company dated the date hereof (the "Officer's Certificate"), and (vii) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein.



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Yardville National Bancorp
May 30, 1997
Page 2


                  In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the oral representations of officers or representatives of the Company, (ii) the representations and warranties of the Company contained in the documents referenced above, and (iii) the representations contained in the Officer's Certificate for the truth, accuracy and completeness of the matters contained therein.

                  In addition, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                  No opinion is expressed herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without limitation the Employee Retirement Income Security Act of 1974, as amended, and (iii) federal and state tax laws and regulations.

                  The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

                  The law covered by the opinion expressed herein is limited to
(i) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (ii) the New Jersey Business Corporation Act, as amended.

                  This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

                  Based upon, and subject to, the foregoing, we are of the opinion, as of the date hereof, that the Shares, when issued upon proper exercise of the Options pursuant to and in accordance


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Yardville National Bancorp
May 30, 1997
Page 3

with the terms of the Plan, including receipt by the Company of the required consideration, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to any reference to our firm in the Registration Statement as legal counsel who have passed upon the legality of the securities offered thereby.


                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP



                                        By:/s/ Brian S. Vargo
                                           -------------------------
                                           Brian S. Vargo, A Partner